Form C

Cover Page

Name of issuer:

Dufrane Productions, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 3/27/2018

Physical address of issuer:

1173A Second Ave
New York NY 10065

Website of issuer:

http://deansilvers.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Revenue Participation Rights

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

10/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Dufrane Productions, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dean Silvers	President	Dean Silvers Associates	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dean Silvers	President	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dean Silvers	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Competition. We face competition with respect to any films that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in the production and marketing of films and thus may be better equipped than us to develop and commercialize films. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize their films more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our film will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

In general, demand for our films is highly correlated with general economic conditions. A substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the US or in other countries in which our films will be shown may adversely impact our consolidated financial results.

The Company's success depends on the experience and skill of the board of directors, its executive officers and key employees. In particular, the Company is dependent on Dean Silvers, who is the producer of the film that our Company plans to produce. The Company has entered or intends to enter into employment agreements although there can be no assurance that it will do so or that they will continue to be employed by the Company for a particular period of time. The loss ofDean Silvers or any member of the board of directors or executive officer could harm the Company's business, financial condition, cash flow and results of operations.

Piracy

The piracy of our content, products and other intellectual property poses significant challenges for us. Technological developments, such as the proliferation of cloud-based storage and streaming, increased broadband Internet speed and penetration and increased speed of mobile data transmission have made it easier to create, transmit, distribute and store high quality unauthorized copies of content in unprotected digital formats, which has in turn encouraged the creation of highly scalable businesses that facilitate, and in many instances financially benefit from, such piracy. Piracy is particularly prevalent in many parts of the world that lack effective copyright and technical legal protections or enforcement measures, and illegitimate operators based in these parts of the world can attract viewers from anywhere in the world. The proliferation of unauthorized copies and piracy of the Company's content, products and intellectual property or the products it licenses from others could result in a reduction of the revenues that the Company receives from the legitimate sale, licensing and distribution of its content and products. The Company devotes substantial resources to protecting its content, products and intellectual property, but there can be no assurance that the Company's efforts to enforce its rights and combat piracy will be successful.

Audience acceptance of our films

We cannot predict the economic success of any of our feature films because the revenue derived from the distribution of a film (which does not necessarily directly correlate with the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends upon the public's acceptance of competing series and films, the availability of alternative forms of entertainment and leisure-time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

The economic success of a film is largely determined by our ability to produce content and develop stories and characters that appeal to a broad audience and by effective marketing. If we are unable to accurately judge audience acceptance of our film content or to have the film effectively marketed, the commercial success of the film will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure you that any particular feature film will generate enough revenue to offset its distribution, fulfillment services and marketing costs.

There are significant risks associated with motion picture industry.

The completion and commercial success of a motion picture are extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

talent and crew availability;

financing requirements;

distribution strategy, including the time of the year and the number of screens on which a motion picture is shown;

the number, quality and acceptance of other competing series or films released into the marketplace at or near the same time;

critical reviews;

the availability of alternative forms of entertainment and leisure time activities;

piracy and unauthorized recording, transmission and distribution;

general socioeconomic conditions and political events; and

other tangible and intangible factors.

All of these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film's box office receipts adversely.

Revenue Participation Agreement

If the film fails for any reason, is never produced or is abandoned, the Purchasers will not receive any return on their investment and will lose all of their investment amount. The revenue participation rights only provide a right to share in the revenues of the "Guy Down the Road" feature film. Accordingly, investors should be aware that their investment is not diversified and totally dependent upon the success of a single film.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

No Operating History

We were incorporated under the laws of New York on March 27, 2018. Accordingly, we have no history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that our operating expenses will increase for the near future. There can be no assurances that we will ever operate profitably. You should consider the Company's business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

Part-time officers
Dean Silvers is a part-time officer. While he has committed to a full-time role at Dufrane Productions, LLC, this may result in diminished time being committed to the project and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% We will use these funds to develop the film, this will include casting, preproduction activities, and shooting a scene to attract additional investors. 5% Wefunder Intermediary fee

---

If we raise: **$500,000**

Use of Proceeds: 20% We will use these funds to develop the film, this will include casting and preproduction activities.

75% This will allow us to shoot a portion of the film, allowing us to then use this to attract additional investors.

5% Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 95% Produce a rough cut of the whole film.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

We are offering Revenue Participation Rights.
See exact security attached as Appendix B, Investor Contracts.

(i) First, one hundred percent (100%) of Adjusted Gross Proceeds shall be paid to Financier and the Additional Financiers on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Financier Funds and the Additional Equity Funds) and Filmmaker Funds and pari passu basis until such time, if ever, as Financier has received an amount equal to one hundred ten percent (110%) of the Financier Funds and the Additional Financiers have received an amount equal to one hundred ten percent (110%) of the Additional Funds; and

(ii) following such time, if ever, as Financier has recouped an amount equal to one hundred ten percent (110%) of the Financier Funds and the Additional Equity Financiers have recouped an amount equal to one hundred ten percent (110%) of the Additional Equity Funds, then any remaining Adjusted Gross Proceeds shall be referred to as "Net Proceeds", and shall be paid as follows: (a) fifty percent (50%) to Producer ("Producer's Net Proceeds"); and (b) fifty percent (50%) to Financier and the Additional Equity Financiers on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Financier Funds, the Additional Equity Funds and the Filmmaker Funds (as defined below)) and pari passu basis. All third-party participations in Net Proceeds (other than those payable to Additional Financiers) shall be borne out of Producer's share of Net Proceeds.

The 50% distribution split assumes that the Financier and Additional Financiers contribute the entire budget of the project, which is projected to be $1 million, to the Company. To the extent they contribute less than the entire budget, the 50% distribution split shall be adjusted on a pro rata basis. For purposes of clarity and by way of example, if $800,000 of a $1 million budget is raised by the Financier and

Additional Equity Financiers, that would equal 80% of the $1M, which would result in them receiving 80% of the 50% split, or 40% of the Net proceeds, resulting in the Financier and Additional Financiers receiving 40% and the Producer receiving 60%.

(iii) "Filmmaker Funds" is defined as all the additional funds required to produce and market the Picture in addition to Financier Funds, Additional Funds, and Additional Equity Funds, e.g. loans, advances, minimum guarantees, etc.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

SECTION 12.1 of Operating Agreement: Adoption of Amendments Generally. Amendments to this Agreement to reflect the substitution or addition of a Member or Managers or the resignation of a Member or Managers in accordance with this Agreement may be made by written instrument executed by the Manager without any approval of the other Members. Unless otherwise provided for herein, any other amendments to this Agreement may be made only by a written instrument executed by the Manager and a Member Majority; provided, however, that no amendment to this Agreement may:
(a) expand the obligations or liabilities of any Member under this Agreement, or modify any Member's limited liability, without the written consent of such Member;
(b) other than as allowed by this Agreement, modify the computational method of determining, or priority applicable to, allocations or distributions under Articles 5, 6 or 11, without the written consent of all Members; or
(c) amend this Article 12 without the written consent of all Members.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is a newly formed LLC and no units have been authorized yet. Currently managing member, Dean Silvers has 100% voting rights for the Company, Dufrane Productions, LLC.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The revenue participation rights give the Purchasers in this offering and any additional purchasers of those rights in the future a right to share in 50% of the adjusted gross revenues (as defined in the Purchase Agreement) generated by the "The Guy Next Door" feature film in the aggregate (i.e., as a group), and such share pro rated to the budget of the film. Accordingly, your interest in such revenue share may be diluted or increase as the budget of the movie changes.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Purchasers of Revenue Participation Rights shall receive liquidation distributions pro rata, such rate equivalent to the ratio determined as "Net Proceeds" per the definition in paragraph 2 of the Purchase Agreement, with such distribution of liquidation proceeds to be prioritized in the same manner as Adjusted Gross Proceeds as defined in the Purchase Agreement.

There are no shares issued in this offering. This is a Revenue Participation Rights Financing Agreement. For more information please review the Offering Details Document.

As a holder of Revenue Participation Rights you will have no voting rights, and limited ability, if at all, to influence out policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the members** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the members** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The members** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The members have the right to redeem their securities at any time. **Members** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined the Company as a direct ratio to the final budget of the film project, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from LLC Members, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for LLC Members. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its members. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Dufrane Productions LLC is making an independent movie that's equal parts comedy, coming of age, and time travel in a way we've never seen on screen before. Our completed script flips the traditional science fiction time travel story on its head, making it a hilarious idea we've never before seen in a film. Audiences are hungry for original movies, especially original comedies, and our film will hit the sweet spot they've been looking for. This isn't our first project. Producer Dean Silvers is one of the forefathers of modern independent film, and the rest of the team has decades of experience making profitable movies. So after filming and production, we'll leverage our relationships in the industry -- having worked with distributors from Sony to HBO to Netflix -- to maximize our money-making potential.

Milestones

Dufrane Productions, LLC was incorporated in the State of New York in March 2018.

So, far our team have:

- Worked on films that have grossed over $400 million combined.
- Producer Dean Silvers' films have played at festivals like Cannes, Sundance, Toronto International, Berlin International, and more.
- Producer Dean Silvers has worked with actors like Ben Stiller, Scarlett Johansson, Mark Ruffalo, Josh Brolin, Casey Affleck, Heather Graham, Jon Stewart, and more.
- Producer Marlen Hecht was CEO of a post-production & graphics firm with clients like Warner Brothers, Sony, HBO, Showtime, Jerry Seinfeld, Spike Lee, Comedy Central, and more.

- Writer/Director Forrest Silvers and Actor/Producer Tyler Silvers have been called “The Best New Comedy Filmmakers” by Stage 32.
- Producer Dean Silvers wrote a bestselling book about the film & TV business and taught the subject at NYU.

Historical Results of Operations

Our company was organized in March 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended April 18, 2018, the Company had revenues of $0.
- *Assets.* As of April 18, 2018, the Company had total assets of $100, including $100 in cash.
- *Net Income.* The Company has had net income of $0 for 2018.
- *Liabilities.* The Company's liabilties totaled $0 for 2018.

We have not yet generated any revenues and do not anticipate doing so until we have completed the building and delivery of our product, which we do not anticipate commencing until June, 2018. Post-production will take 5-12 months, and then we anticipate revenues.

Since we started the business we have focused all our efforts on fundraising and PR for The Guy Next Door".

Liquidity & Capital Resources

We do not currently have any capital on which to rely. However, as soon as our promotional video is completed, we will begin to approach our private, accredited investors for funding. We have successfully done this in the past and already have numerous investors lined up.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Dufrane Productions, LLC cash in hand is $100, as of April 18, 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month.

We have not yet generated any revenues and do not anticipate doing so until we have completed the building and delivery of the product, which we do not anticipate occurring until we complete the film and submit it to film festivals (this is not guaranteed.) The only money we have spent so far, after the date of our financials, has been $1000 for the video and GAAP reviewed financials for this raise. This was paid for by the founder, Dean Silvers and is not expected to be paid back.

While we cannot guarantee it and it is subject to change, the minimum amount of money we require for the complete production of the movie is approximately $700,000 and the maximum amount expected is approximately $2,500,000. Once we raise money we will immediately begin the casting process, and once casted it should take about 3-5 months of pre-production and production and then an additional 5-12 months of post-production. Then the plan will be either to enter film festival submissions, screening for distributors or self-distribution. These timelines are variable and depend on many factors.

Since we incorporated Dufrane Productions, LLC, we have focused all our efforts on fundraising and PR for Dufrane Productions, LLC. We expect these to remain the same until we raise money. We are finalizing our promotional video and once that it completed we will approach our private, accredited investors for more working capital. In lieu of a successful Wefunder campaign we will raise the money from private, accredited investors. As soon as we hit our $100,000 minimum fundraise target, we will begin the production process. If we do not hit our fundraise target, we will alter the budget accordingly; there are multiple price points that can be altered according to our budget, while making this movie.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://deansilvers.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Dufrane Productions LLC

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Dean Silvers

Appendix E: Supporting Documents

Dufrane_Productions_Operating_Agreement.pdf



INVEST IN GUY DOWN THE ROAD

A hilarious new coming of age comedy, with a unique time travel twist

$0
raised of $100K-$1.07M goal

$500 min **INVEST**
by Wefunder Portal LLC

Revenue Participation Agreement

110% of Principal + **50%** of Net Proceeds

100% of film proceeds are paid to investors pro-rata until 110% of principal investment is returned. Thereafter investors earn 50% of proceeds, pro-rated to contribution to the film budget, in perpetuity. This is a custom contract, see document for details.

INVESTOR PERKS

$500+	Digital download of the film (when it becomes available), Plus a personalized thank you card signed by the Guy Down the Road filmmaking team.
$1,000+	One ticket to the New York City premiere and exclusive VIP After-Party. Travel and lodging not provided. Plus the Guy Down the Road limited-edition Poster. Includes Digital Download, and Signed Thank You Card.
$2,500+	Two tickets to the New York City premiere and exclusive VIP After-Party. Travel and lodging not provided. Plus an exclusive behind the scenes video of the making of the film with cast and crew. Includes Poster, Digital Download, and Signed Thank You Card.$10,000+
$10,000+	Your name in the "Thank You" section of the end credits (in both the film and on IMDB) Plus Four tickets to the New York City premiere and exclusive VIP After-Party. A visit to the set of Guy Down the Road during production! You'll meet the filmmakers, the actors, and get to see the action happening. Travel and lodging not provided. Plus a One-on-One 30 minute Skype session and career coaching from "The King of Independent Film" Dean Silvers to discuss your film career and a personalized signed copy of his bestselling book SECRETS OF BREAKING INTO THE FILM & TV BUSINESS (HarperCollins). Includes Behind the Scenes Video, Poster, Digital Download, and Signed Thank You Card.
$25,000+	Associate Producer credit (in both the film and on IMDB), Plus Six tickets to the New York City premiere and exclusive VIP After-Party. Travel and lodging not provided. Plus a One-on-One 60 minute Skype session and career coaching from "The King of Independent Film" Dean Silvers to discuss your film career and a personalized signed copy of his bestselling book SECRETS OF BREAKING INTO THE FILM & TV BUSINESS (HarperCollins). Includes Set Visit, Thank You Credit, Video, Poster, Digital Download, and Signed Thank You Card.

$50,000+ Co-Producer credit (in both the film and on IMDB). Plus you get to be an extra in the filming of GUY DOWN THE ROAD and visit the set and meet the filmmakers and cast. Travel and lodging not provided. Includes Six Tickets to Premiere and Exclusive After-Party, Skype Session, Signed Book, Set Visit, Thank You Credit, Video, Poster, Digital Download, and Signed Thank You Card.

$100,000+ Executive Producer credit (in both the film and on IMDB) Plus VIP private screening of the film with the filmmakers in NYC with Q & A (with up to 10 guests). Plus dinner with the filmmakers. Plus you and a guest get to be extras in the filming of GUY DOWN THE ROAD, and visit the set and meet the filmmakers and cast. Travel and lodging not provided. Includes Six tickets to the New York City premiere and Exclusive VIP After-Party, Skype Session, Signed Book, Set Visit, Thank You Credit, Video, Poster, Digital Download, and Signed Thank You Card.

> *“We're making a movie that's equal parts comedy, coming of age, and time travel in a way we've never seen on screen before. Join our team, whose films have made over $400 million dollars and won numerous awards and accolades, to produce a film that flips the traditional science fiction time travel story on its head, making it a hilarious one of a kind film. Audiences are hungry for original movies, especially original comedies, and our film will hit the sweet spot they've been looking for.*



Dean Silvers
PRODUCER, GUY DOWN THE ROAD

OUR AMBITION

This isn't our first project. Producer Dean Silvers is one of the forefathers of modern independent film, and the rest of the team has decades of experience making profitable movies. So after filming and production, we'll leverage our relationships in the industry -- having worked with distributors from Sony to HBO to Netflix -- to maximize our money-making potential.

KEY FACTS

- Our films have grossed over $400 million combined.
- Producer Dean Silvers has worked with actors like Ben Stiller, Scarlett Johansson, Mark Ruffalo, Josh Brolin, Casey Affleck, Heather Graham, Lily Tomlin, and more.
- Producer Dean Silvers' films have played at festivals like Cannes, Sundance, Toronto International, Berlin International, and more.
- Producer Marlen Hecht was Founder and CEO of a multi-million dollar post-production & graphics firm with clients like Warner Brothers, Sony, HBO, all the major networks, Jerry Seinfeld, Barbara Walters, Comedy Central, Disney Channel, and more.
- Writer/Director Forrest Silvers and Producer/Actor Tyler Silvers have been called “The Best New Comedy Filmmakers” by Stage 32.
- Producer Dean Silvers wrote an Amazon #1 bestselling book about the film & TV business, has taught the subject at NYU, and was a Distinguished Professor at Fordham University's Graduate School of Business Administration

DOCUMENTS

Movie_Summary.pdf

deansilvers.com

from New York NY

Why I Like Guy Down the Road

I love the idea for "Guy Down the Road." I think Forrest & Tyler, along with Dean and Marlen, are really creative, funny, and uniquely talented filmmakers. I recommend them and "Guy Down the Road" to you highly.



Kevin Kline

ACADEMY AWARD & TONY AWARD WINNING ACTOR

THE BUZZ ABOUT GUY DOWN THE ROAD

Everything you hear is true...Dean is the only person in this business for whom I would drop everything to work with... If Dean had sent me a scrap of paper saying this is his script, I would do it.



Jeremy Davies

Emmy Award® Winning Actor (Saving Private Ryan, Lost, Justified)

When you're dealing with a low budget and a short amount of time to shoot in, producers often make the wrong trade-offs. But Dean is relentless when it comes to protecting the director... He's going to make your film—I can't say that about most people.



Michelle Satter

Sundance Institute Founding Director, Feature Film Program

The king of independent film.



Casey Affleck

Academy Award® Winning Actor (Manchester by the Sea, Ocean's Eleven, Gone Baby Gone)

Picture a Brooklyn born and raised modern day Jesus Christ as a film producer/lawyer and you've got Dean Silvers.



Betsy Berne

Writer (The New Yorker, Vogue, New York Times Magazine)

Forrest Silvers and Tyler Silvers are creating some of the freshest comedy content out there and solidifying themselves as two of the best new comedy filmmakers on the scene.



Richard Botto

Founder & CEO of Stage32

Dean Silvers has insider insights into every aspect of the movie business - from producing to marketing, from creative to management, from studio to independent filmmaking. Plus, he's a very funny guy.



Rob Harris

Publicist (World War Z, The Monuments Men, Black Swan, Gladiator, The Bucket List), Author of "Unexposed Film: A Year on Location"

I was impressed with Dean... He'll pour his heart and soul and energy into his projects. Once he says yes, he won't stop until it's done.



Cheryl Miller Houser
Producer (A & E's Biography, Wigstock: The Movie)

Dean is a wonderful human being, and a terrific producer.



Marcie Bloom
Founder and former President of Sony Pictures Classics

Dean brings all the resources needed.



David O. Russell
Academy Award® Nominated Director (Flirting with Disaster, American Hustle, Silver Linings Playbook, The Fighter, Spanking the Monkey, Three Kings)

Dean is an amazing producer.



Juan Jose Campanella
Academy Award® Winning Director (The Secret in Their Eyes)

5 Huge Mistakes You'll Make in the Film and TV Business (and How to Avoid Them)

By Dean Silvers & Tyler Silvers Why did no one see your short film? Why didn't it get into those festivals? Why wasn't your feature film bought and distributed? Why couldn't you sell your script? Why does your web-series only have
May 4, 2018 @ huffingtonpost.com

InkTip - Secrets of Breaking into the Industry - Part 2

Fail as often as you can. I can't overemphasize the importance of failure as a pathway to success. You see and hear this everywhere: You cannot possibly succeed without failing first and learning from your failures along the way.
April 30, 2018 @ inktip.com

Richard Greenberg & Dean Silvers Featured in The Hollywood Reporter

Drake Doremus, who directed the late Anton Yelchin in Like Crazy and this year's Kristen Stewart-starring sci-fi film Equals, has lined up another project. In Zoe, he teams Charlie Hunnam (Pacific Rim, Sons of Anarchy) and Lea Seydoux (Spectre,
April 20, 2018 @ hollywoodreporter.com

Interview with Multi-Hyphenate Dean Silvers: Empowering Writers - Script Magazine

A reader for the Nashville Film Festival screenplay competition, Cheryl Laughlin gophers for indie sets throughout NorCal and performs grass roots marketing for micro-budget documentaries via 20KFilms. Follow Cheryl on Twitter @cheryllaughlin.
May 31, 2017 @ scriptmag.com

Dean Silvers on The New York Times Close Up

Award-winning Filmmaker/Author Dean Silvers discusses his new book, "Secrets of Breaking into the Film & TV Business" (HarperCollins/William Morrow) on The New York Times Close Up (5/4/14) http://deansilvers.com "Secrets of Breaking into
June 18, 2014 @ youtube.com

BLOG: Taking Control of Your Career: Three Building Blocks

Dean Silvers writes: When I was first asked to do a blog entre for Stage 32 I thought, easy, I'll get this done in no time, I'll get this out before they can even release the next Marvel Superhero movie (it's another Daredevil, right?) But then I realized, I have to
June 17, 2014 @ stage32.com

Tribeca Film Festival - Zoe Written by Richard Greenberg

The Tribeca Film Festival has set its full feature film slate for 2018, tapping 96 movies, including Drake Doremus' " Zoe" - a sci-fi romance starring Ewan McGregor and Lea Seydoux - and closing night offering "The Fourth Estate," the first episode of Liz
March 27, 2014 @ variety.com

7 Secrets For Breaking Into the Film and TV Business (That They Don't Want You to Know)

I have been successfully making movies and television shows for over twenty years now, and this is the first time that there is such a huge disconnect between what is real, and what everyone thinks is real. The perceived reality is that: It's impossible to

March 26, 2014 @ huffingtonpost.com

The Film Stage Show Interview - Producer Dean Silvers On How to Break Into the Film Industry

Welcome to the latest episode of our official podcast, The Film Stage Show. Today we have a special bonus episode, featuring an interview with producer and filmmaker Dean Silvers, who discusses his experience in the industry, chronicled in his new book,

March 24, 2014 @ thefilmstage.com

“Secrets of Breaking Into the Film and TV Business: Tools and Tricks for Today’s Directors, Writers, and Actors”

What better time to grab Dean Silvers's “Secrets of Breaking Into the Film and TV Business: Tools and Tricks for Today's Directors, Writers, and Actors” (William Morrow). Brimming with helpful hints, this well-organized, conversational primer

March 7, 2014 @ nytimes.com

SXSW Interactive - Dean Silvers

Dean Silvers, a filmmaker, actor and producer, is the author of “Secrets of Breaking into the Film and TV Business.” The book talks about how the film industry has opened up to aspiring filmmakers because knowledge about film is easily accessible

March 7, 2014 @ dailytexanonline.com

I am Dean Silvers, filmmaker/producer and author of THE SECRETS OF BREAKING INTO THE FILM BUSINESS -- AMA * r/movies

Hi everyone at Reddit, I'm Dean Silvers, I'm a filmmaker and producer (Flirting with Disaster, Spanking the Monkey, Manny & Lo, etc.). I'm...

March 4, 2014 @ reddit.com

The Dean Silvers Indies

BLACKBOOK Magazine A New York independent film producer bucks Hollywood convention and humbles the studio drones By Betsy Berne What type of person comes to mind when you hear "movie producer"-or "lawyer," for that matter? A slick,

June 10, 2010 @ thefilmstage.com

Our Movies Have Grossed $400M Combined

There are several key factors in making a successful independent film, but the biggest is working with an experienced team. Producer Dean Silvers has produced films directed by Academy Award® Nominated Director David O. Russell, worked with some of the most famous actors in the industry, and published a book on the industry that became an Amazon #1 Bestseller (Performing Arts category).

Producer Marlen Hecht was the Founder and CEO of a multi-million dollar post-production & graphics firm for 20+ years that provided editorial services, state-of-the-art technology, VFX, design and animation for clients like Warner Brothers, Sony, HBO, all the major networks, Jerry Seinfeld, Barbara Walters, Comedy Central, Disney Channel, and more.

Writer/Director Forrest Silvers and Producer/Actor Tyler Silvers have been called “The Best New Comedy Filmmakers” by Stage 32. And Matt Greenberg ("1408," "Reign of Fire," "Seventh Son") and Emmy-award winner Richard Greenberg (upcoming "Zoe" with Ewan McGregor and Christina Aguilera) are very successful seasoned screenwriters.

The films we've worked on in our careers are why we're confident in the success of "Guy Down the Road," because we know what it takes to turn a great script into a great movie.


BASED ON THE TERRIFYING STORY BY STEPHEN KING
JOHN CUSACK
SAMUEL L. JACKSON
1408
"RANKS WITH THE SHINING AS ONE OF THE BEST STEPHEN KING ADAPTATIONS EVER!"


Ben Stiller Patricia Arquette Téa Leoni
Alan Alda Mary Tyler Moore George Segal Lily Tomlin
FLIRTING with DISASTER
"Hilarious! A Must-See"
- FOX TV
MIRAMAX


"shockingly funny"
ROLLING STONE
WINNER
Spanking the Monkey
A film by David O. Russell
From the Oscar-nominated Director of "AMERICAN HUSTLE" "SILVER LININGS PLAYBOOK" and "THE FIGHTER"
18
axiom FILMS


MIRAMAX
Heather Graham Casey Affleck Luke Wilson
committed
"A High-Spirited Comedy!"
She'll get what she wants... no matter what it takes!


MATTHEW MCCONAUGHEY
CHRISTIAN BALE
REIGN OF FIRE
AVAILABLE ON DVD AND VIDEO NOVEMBER 19.


SCARLETT JOHANSSON ALEKSA PALLADINO MARY KAY PLACE
"A warm, fabulously unsentimental comedy about two young sisters on their own... ONE OF THE FINDS OF THE YEAR."
MANNY & LO

EMMY® AWARD WINNER

FILM INDEPENDENT SPIRIT AWARDS

CERTIFIED FRESH Rotten Tomatoes.com

And Played at Some of the Biggest Film Festivals in the World

Our Hilarious Next Project: Guy Down the Road


Guy Down the Road
The future is next door...

Our script takes two typical movie tropes -- the science fiction of time travel and the emotion of coming of age -- and flips them in a funny and inventive way.

All coming of age films deal with the fears of the future and growing up, but none of them have used time travel and literally dealing with the future to do so.

We're blending niches in a way that the big studios aren't doing, but the most important thing is that the script is really funny.

The film tells the story of Joe, a struggling young person searching for his passion, who begins to suspect his mysterious new next-door neighbor may be himself from the future.

Joined by a motley group of friends, the crew takes a truly hysterical and poignant journey through Spy Stores, abandoned buildings, makeshift time machines, and explosions in order to discover the truth behind Joe's new neighbor.

In the age of constant reboots and sequels in Hollywood, audiences are hungry for original movies. Our film will hit the sweet spot they've been looking for, because we have a unique idea that is simultaneously thought-provoking, entertaining, and relatable.

Once we start production, our goal is to go to market with "Guy Down the Road" in a year and a half.

Your Investment Makes Our Script a Reality

With $100k, we can start casting, and preproduction activities, etc. With $500k, we can shoot a portion of the movie. With $1M, we can produce at least a rough cut of the film, allowing us to begin the distribution process. We think the market for "Guy Down the Road" is robust, as the film's three largest inspirations -- Superbad, Stand By Me, and Back to the Future -- combined to make more than $600M at the box office.

The Movies That Insipred Guy Down The Road



STARRING
JONAH HILL
EMMA STONE
SUPERBAD



"If I could only have one food to eat for the rest of my life?"
"That's easy. Pez. Cherry flavor Pez. No question about it."
STAND BY ME
A new film by Rob Reiner.



BACK TO THE FUTURE

Our Genre Has a Proven Fan Base



Budget and Box Office Returns for Independent Comedy and Sci-Fi Films
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Another Earth
Safety Not Guarnteed
What We Do in the Shadows
Hunt for Wilderpeople
Ex-Machina
Budget
Box Office
ANOTHER EARTH
SAFETY NOT GUARANTEED
What We Do in the Shadows
Hunt for the Wilderpeople
ex machina
Budget (est.)
Box Office

Let's Make Guy Down the Road Together

Dear Investors,

GUY DOWN THE ROAD is a film for any one who has ever wondered -

"What will the future hold for me?"

This film is so unique and captivating -- as well as funny, heartfelt, and entertaining -- that I believe it will appeal to all audiences of all ages, because most importantly, it is a life-affirming film in the best way possible. This film is what the world needs right now.

Now is the time to make an independent film because I believe independent films are no longer about big stars, but about compelling concepts. Concept is king, and with GUY DOWN THE ROAD, we have been able to combine time travel, comedy, and a young coming of age story in a way that has never been done before.

This is the most excited we've ever been about a film. We believe this film has the potential to capture the imaginations of audiences and be very successful. There is no feeling as special as seeing a film you were a part of on the big screen. We truly look forward to you joining us on this journey and making a wonderful film together.

-Dean Silvers

Founder



Dean Silvers

Producer

Critically acclaimed Film Producer whose films have played at the Cannes and Sundance Film Festivals

AND THE REST OF THE TEAM



Marlen Hecht

Producer

CEO of Teatown Media, Producer of films Manny & Lo (1996), Committed (2000), One Fall (2016)



Forrest Silvers

Writer & Director

Award-winning filmmaker. Upcoming Becoming Jiff (2018), One Fall (2016) and Sela (2013)



Tyler Silvers

Writer, Producer & Actor

Award-winning filmmaker. Upcoming Becoming Jiff (2018). Writer Huffington Post.



Matt Greenberg

Executive Producer

Writer and Producer, Known for films 1408 (2007), Reign of Fire (2002), Seventh Son (2014)



Richard Greenberg

Executive Producer

Emmy Award-winning Screenwriter and Director, known for Zoe (2018), The Beauty Inside (2012)

Interview

Wefunder interviewed Dean Silvers on April 3, 2018.

– COLLAPSE ALL

WF: What is the film “Guy Down the Road” about?

SILVERS: “Guy Down The Road” takes a science fiction time travel story and flips it on its head in a funny and inventive way.

The film tells the story of Joe, a young struggling person searching for his passion in his life, who begins to suspect his mysterious new next door neighbor Seth, may be himself, from the future.

Along with his best friends Donny, a hilarious amateur skateboarder (and YouTube conspiracy video expert), Petey, the young naive tagalong who believes he is an expert clue finder (and often wears his bike helmet with a video camera duct taped to it), and Layla, the book smart strategist breaking out of her comfort zone (who is the greatest “Laser Tag” player in the Tri-State area), they go on a truly hysterical and poignant journey through Spy Stores, abandoned buildings, makeshift time machines, and explosions to discover the truth behind Seth. Is he really Joe from the future, and if so, why did he come back? Or is Joe just so desperate to have something exciting happen in his life that he convinced himself that Seth is from the future?

We’re so excited about "Guy Down The Road" because we really feel that we have been able to combine both time travel and comedy in a coming of age story in a way never seen before.

WF: Why will this film be successful?

SILVERS: We’ve done a lot of movies that have been very successful. The two key elements of a successful film are a good idea and a need for the film. And we feel that we have this with Guy Down The Road. This is an idea we’ve never before seen in a film.

This story blends science fiction with comedy and mystery. We don't know who the time traveler is or why he is here. Or is he even from the future? We're blending niches that the big studios are not doing. But the most important thing is that the film is really funny. It's a comedy about growing up in the vein of "Superbad" or "Stand By Me" with the interesting addition of time travel. This is not a "heavy" movie, but at the same time, it's inspirational. We believe we'll gain traction with an audience if we deliver a film that is funny, poignant, personal, inspirational, and unique.

When people hear about a time travel, comedy, coming of age, and mystery, that will pique their interest and will make them want to see it. And if people look at our creative team's track record they'll see we've been successful with original comedies. This movie is not a reboot, sequel, or remake. It's a great idea that hasn't been done before.

This film starts with a great and unique concept, which in my opinion, is the greatest variable to maximize the potential for success.

WF: Coming-of-age stories are common in film, so what's the extra special factor that's going to make this coming-of-age film stand out?

SILVERS: Because the story is like no other coming-of-age film. All coming of age films deal with the fears of the future and "growing up." But none of them have used the science fiction element of time travel and literally dealing with the future to do so. We have taken the concept of "reverse time travel" and used it in a hilarious coming-of-age story.

Audiences are hungry for original movies. And our film will hit that sweet spot that they've been looking for. We have a unique idea that is thought-provoking but also exciting and entertaining and about a topic we can all relate to.

One of the best-known examples of a genre-bending time travel film is "Back to the Future," which was very novel for its time. A teenager goes back in time to see his parents when they were teenagers and has to make sure they get together. It's simple, but it works.

The beauty of our sci-fi comedy is how you can think you're looking at yourself 25 to 30 years from now and say this could be me, give me the answers to life - but you're a loser, maybe. You comically face both life's possibilities and regrets and at the same time, we don't even know if the guy really is from the future – another mystery.

In a lot of time travel movies today, someone has to go back in time and try to change things. The idea that all time travelers are these all-knowing people who know exactly what to change in their life to make it better is silly. Because most people, no matter how old they are, are still figuring out life and debating past decisions, and they don't know for sure what they should have done differently.

WF: How much of the film have you been able to complete so far?

SILVERS: The most important thing is having a script you love. The script for "Guy Down The Road" is complete, and we believe it's truly fantastic. Our next step is casting the perfect actors and actresses and finding our key crew members. Then we can start production.

The big things are always the script and the casting. As successful filmmakers, this is something that comes as second nature to us. We also look for really beautiful cinematography that is creative but also looks very attractive and entertaining. We know exactly what we want, and are going to make sure we get it.

WF: How much money is needed to complete the movie?

SILVERS: We can make this film for anywhere between $600,000 to $1 million or more. The more money we get, the more opportunities we have -- more bells and whistles like special effects, more shooting days, more editing, additional marketing budget, subtitling for foreign distribution, etc.

At $100,000, we're able to commence the first steps of pre-production.

We will be shooting in New York, and New York State has a tax rebate program that gives filmmakers 30% of certain of their below line costs back. That usually translates into 15% to 20% of the entire film's costs. Giving us more money to work with on the film. And as a plus, that increase in the working capital of the film does not decrease your equity percentage.

In addition to New York State tax rebates, there's another legal advantage on the Federal level - called Section 181 of the IRS tax code. Speak with your accountant to get the particulars.

WF: What is your timeframe for releasing the film?

SILVERS: Of course, there are always variables that can affect the release time, but once we start production, our goal is to go to the marketplace within a year to a year and a half.

WF: What ideas do you have for promoting the film?

SILVERS: We plan to run an aggressive social media and press campaign. We truly believe that since this is a unique story and concept (that relates to a wide demographic of teenagers to adults) that it can attract a substantial amount of publicity and promotion.

We'll do webinars, we'll do seminars, we'll do podcasts, we'll do social media marketing and blogs (Dean has written for numerous outlets like The Huffington Post and others). And potentially with enough funding, we can use paid advertising and non-paid advertising. Also, there is the opportunity if we get an advance from a distribution company that they will strongly promote the film as well.

WF: How can you ensure that this film will make money?

SILVERS: As with any business, you can't ensure that, but we're going to do everything we can to do so. A great concept, an experienced team, and our track record and relationships in the industry -- having worked with many of the biggest distributors and studios from Sony to HBO to Netflix -- gives us the opportunity to maximize our potential to make money on our film "Guy Down the Road." And there are multiple options:

1) Getting an advance from a domestic and/or international distributor.

2) Licensing it outright to domestic and/or international end user such as Netflix, Amazon, HBO, Hulu, etc.

3) Self-distribution to various outlets and platforms both domestically and internationally such as Theatrical, Video-On-Demand, iTunes, Vimeo, YouTube, Amazon, etc. And because our film is low budget, we have a greater opportunity to license it for a wide profit margin.

WF: Why should investors on Wefunder trust your team to make this a success?

SILVERS: Because our team has already succeeded so many times in the film industry, specifically with independent films of this nature.

Dean Silvers was part of the most successful era of independent films ever, and the films he had at Sundance invented what modern independent film is today. In this market, he's probably one of the best people you could be working with. And along with all the films he's produced, the accolades, him being a member of The Academy, he also has a PhD in Communications, wrote a bestselling book about the Film & TV business, has taught this subject at NYU, and was a distinguished professor of business at the graduate business school of Fordham University. Plus he's also a lawyer, which is why he's able to speak with this diversity of expertise and why he is such an asset.

Marlen Hecht is one of the top post-production experts. She owned, operated, and was the CEO of one of the largest women-owned Film/TV post-production & graphics facilities in the United States for more than 20 years. Marlen's clients have included Warner Brothers, Sony, HBO, all the major networks, Jerry Seinfeld, Barbara Walters, Comedy Central, Disney Channel, and more.

Forrest Silvers and Tyler Silvers have been called "The Best New Comedy Filmmakers" by Stage 32, the biggest social media network for film & TV creatives with over 500k members. And Matt Greenberg ("1408", "Reign of Fire", "Seventh Son", etc.) and Rich Greenberg ("Zoe" – Centerpiece Film at this year's Tribeca Film Festival, to be distributed by Amazon) are two really successful and amazingly talented screenwriters.

We have been making high-quality films for so many years. Our films have grossed over $400 million dollars, starred such actors as Christian Bale, Scarlett Johansson, Matthew McConaughey, Ben Stiller, and Mark Ruffalo, played every major film festival, and have won many awards. It's quite a formidable team.

We're putting our own time, blood, sweat, tears, and passion into the project because we truly believe in it.

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RISKS

1 **Competition.** We face competition with respect to any films that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in the production and marketing of films and thus may be better equipped than us to develop and commercialize films. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Guy Down the Road is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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